    As filed with the Securities and Exchange Commission on October 30, 1997
                                                           Registration No. 333

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ALUMAX INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  13-2762395
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. Employer
    INCORPORATION OR ORGANIZATION)                   Identification No.)

     3424 PEACHTREE ROAD, N.E.
            SUITE 2100
          ATLANTA, GEORGIA                                  30326
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (Zip Code)

             1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                  (AS FURTHER AMENDED ON SEPTEMBER 4, 1997)
                              (FULL TITLE OF PLAN)

                               ------------------

                                HELEN M. FEENEY
                     VICE PRESIDENT AND CORPORATE SECRETARY
                                  ALUMAX INC.
                           3424 PEACHTREE ROAD, N.E.
                                   SUITE 2100
                             ATLANTA, GEORGIA 30326
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (404) 846-4531
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          PROPOSED             PROPOSED
                                                          MAXIMUM               MAXIMUM
                                      AMOUNT              OFFERING             AGGREGATE           AMOUNT OF
   TITLE OF SECURITIES                 TO BE             PRICE PER             OFFERING           REGISTRATION
     TO BE REGISTERED               REGISTERED            SHARE (1)            PRICE (1)               FEE
------------------------------------------------------------------------------------------------------------------
COMMON STOCK $.01                   2,210,129            $31.25                $69,066,531        $20,930
PAR VALUE PER SHARE                   SHARES
(INCLUDING RIGHTS)(2)
==================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. SUCH ESTIMATE HAS BEEN COMPUTED IN ACCORDANCE WITH RULE 457(H) BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICE OF THE COMMON STOCK OF ALUMAX INC. AS REPORTED ON THE NEW YORK STOCK EXCHANGE COMPOSITE TRANSACTIONS TAPE ON OCTOBER 28, 1997.

(2) EACH SHARE OF COMMON STOCK HAS ONE RIGHT THAT, AT SPECIFIED TIMES AND IN CERTAIN CIRCUMSTANCES, ENTITLES THE HOLDER THEREOF TO PURCHASE SECURITIES OF ALUMAX INC. OR, IN CERTAIN CASES, OF CERTAIN OTHER ENTITIES.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of Alumax Inc.'s prior registration statement on Form S-8 (File No. 33-83008) with respect to its 1993 Long Term Incentive Plan as Amended and Restated are incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Sullivan & Cromwell, New York, New York. In rendering their opinion regarding the validity of the Rights, Sullivan & Cromwell will note that the question of whether the Board of Directors of the Registrant might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at the time and, accordingly, is beyond the scope of such opinion. W. Loeber Landau, a partner of Sullivan & Cromwell, is a Director of the Registrant. As of September 30, 1997, Mr. Landau beneficially owned 23,182 shares of Common Stock and held options on 10,000 shares of Common Stock, all of which are currently exercisable.

ITEM 8.  EXHIBITS

         4.1 Restated Certificate of Incorporation of Alumax Inc., filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.

         4.2 Restated By-laws of Alumax Inc., as amended on September 5, 1996, filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and incorporated herein by reference.

         4.3 Rights Agreement, dated as of February 22, 1996, between Alumax Inc. and Chemical Mellon Shareholder Services, L.L.C., as Right Agent, including as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of Alumax Inc., filed as
                  Exhibit 4 to the Registrant's Current Report on Form 8-K, dated February 22, 1996 and incorporated herein by reference.

         4.4 Form of Common Stock Certificate, filed as Exhibit 4.01 to the Company's Registration Statement on Form S-1 (Commission File No. 33-69442) and incorporated herein by reference.

         5.1 Opinion of Sullivan & Cromwell regarding the legality of the securities being registered.

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Sullivan & Cromwell (contained in Exhibit 5.1).

         24.1     Power of Attorney.

         99.1 Alumax Inc. 1993 Long Term Incentive Plan as Amended and Restated (as Further Amended on September 4, 1997).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 30, 1997.

                                                 ALUMAX INC.

                                                 BY:/s/ Helen M. Feeney
                                                    ---------------------------
                                                    Helen M. Feeney
                                                    Vice President and
                                                    Corporate Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 30, 1997, by the following persons in the capacities indicated:

              Signature                                 Capacity
                  *                     Chairman, Chief Executive Officer and Director
-----------------------------------       (Principal Executive and Financial Officer)
             Allen Born


                  *                                     Director
-----------------------------------
         J. Dennis Bonney


                  *                                     Director
-----------------------------------
            Harold Brown


                  *                                     Director
-----------------------------------
            L. Don Brown


                  *                                     Director
-----------------------------------
         Pierre Des Marais II


                  *                                     Director
-----------------------------------
       James C. Huntington, Jr.


                  *                                     Director
-----------------------------------
         W. Loeber Landau


                  *                                     Director
-----------------------------------
           Paul W. MacAvoy


                  *                                     Director
-----------------------------------
             Anne Wexler


                  *                     Vice President and Controller (Principal  Accounting Officer)
-----------------------------------
          Kevin J. Krakora


* By:/s/  Helen M. Feeney
     ------------------------------
          Helen M. Feeney
      As Attorney-in-Fact for each of the persons indicated

                                 EXHIBIT INDEX

EXHIBITS.

4.1      Restated Certificate of Incorporation of Alumax Inc., filed as Exhibit
         3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.

4.2 Restated By-laws of Alumax Inc., as amended on September 5, 1996, filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and incorporated herein by reference.

4.3 Rights Agreement, dated as of February 22, 1996, between Alumax Inc. and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, including as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of Alumax Inc., filed as
         Exhibit 4 to the Registrant's Current Report on Form 8-K, dated February 22, 1996 and incorporated herein by reference.

4.4 Form of Common Stock Certificate, filed as Exhibit 4.01 to the Company's Registration Statement on Form S-1 (Commission File No. 33-69442) and incorporated herein by reference.

5.1 Opinion of Sullivan & Cromwell regarding the legality of the securities being registered.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Sullivan & Cromwell (contained in Exhibit 5.1).

24.1     Power of Attorney.

99.1 Alumax Inc. 1993 Long Term Incentive Plan as Amended and Restated (as Further Amended on September 4, 1997).